SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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CASCADIA CAPITAL CORPORATION
(Name of Registrant as Specified in Charter)

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SCHEDULE 14C INFORMATION STATEMENT
Pursuant to Regulation 14C of the Securities Exchange Act
of 1934 as amended

CASCADIA CAPITAL CORPORATION
800 - 885 West Georgia Street
Vancouver, British Columbia, Canada V6C 3H1

To the Stockholders of Cascadia Capital Corporation:

Notice is hereby given to holders of common stock (the "Common Stock") of Cascadia Capital Corporation, a Nevada corporation that Cascadia's board of directors have approved an amendment to our Articles of Incorporation to change the name of the corporation from "Cascadia Capital Corporation" to "Storage Alliance Inc." (the "Change of Name") to more accurately reflect our proposed future business.

Our board of directors approved the Change of Name on September 20, 2002, subject to receiving approval from a majority of the holders of our Common Stock. The Change of Name will be effective, not less than twenty days following the mailing of this Information Statement to stockholders of record on the Record Date (as defined herein), as we will receive written consents in lieu of a meeting executed by the holders of a majority of the outstanding shares of Common Stock in accordance with the provisions of the Nevada Revised Statute. Accordingly, your consent is not required and is not being solicited in connection with the Change of Name.

The proposed Articles of Amendment to Articles of Incorporation, attached hereto as Appendix A, will become effective when they are filed with the Nevada Secretary of State. We anticipate that such filing will occur 20 days after this Information Statement is first mailed to holders of Common Stock, which we anticipate will be on or about November ___, 2002 (the "Effective Date").

The entire cost of furnishing this Information Statement will be borne by our corporation. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of Common Stock held of record by them.

Our board of directors have fixed the close of business on October 18, 2002 as the record date (the "Record Date") for the determination of stockholders who are entitled to receive this Information Statement. There were 16,087,500 shares of Common Stock issued and outstanding on the Record Date. The corporation anticipates that this Information Statement is being mailed on or about October 19, 2002 to all stockholders of record as of the Record Date.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENTS.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THIS IS NOT AN OFFER TO PURCHASE YOUR SHARES.

Description of the Corporation

We were incorporated in the state of Nevada on October 29, 1999. Since our incorporation, we have been in the business of the exploration and development of mineral properties.

Our mining properties consist of a placer claim and two blocks of hardrock mineral claims administered by the British Columbia Ministry of Energy, Mines and Petroleum Resources. In area these properties total 1,100 acres. To maintain title over the mineral claims, we are required to expend $100 per claim in the first year and $200 per claim for each additional year beginning in 2003. The work requirement for our placer claim is $500 per year. Our properties are without known reserves. Our programs have been exploratory in nature.

Because we have not yet determined whether our properties contain mineral resources that may be economically recoverable, we have not reached the development stage and have been considered an "exploration stage" company.

We were a party to two separate option agreements respecting each of the Thibert Creek Properties and the Keefers Properties. In July, 2001, our company completed phase one exploration on certain claims which form part of the Thibert Creek Properties and, upon review of the initial exploration results, we determined that no further exploration of those claims was warranted at that time. With respect to the Keefers Properties, we until recently had been continuing to develop a phase one exploration program.

Effective December 31, 2001, we entered into a Mineral Option Amending Agreement with Gerry Diakow with respect to the Thibert Creek Properties. Pursuant to the terms of the Mineral Option Amending Agreement, the Exploration Expenditures that were to be incurred by our company (as detailed in the original Option Agreement dated October 21, 2000 and subsequently in an amendment dated July 18, 2001), were amended as follows:

(A) $3,000 on or before December 31, 2001 (already spent);

(B) a further $17,000 on or before September 1, 2002; and

(C) a further $30,000 on or before June 1, 2003.

In connection with the mineral property agreement (as amended) between our company and Mr. Diakow, we were required to pay Mr. Diakow $25,000 on or before December 31, 2002. We were also required to issue Mr. Diakow 650,000 common shares (200,000 common shares pre-forward split) upon the completion of a phase one work program on the Thibert Creek Properties subject to an independent engineering or geological report detailing work done on the property and recommending further work on the property. In the event that a phase two exploration program was warranted on the property, we would be required to issue Mr. Diakow an additional 650,000 common shares (200,000 common shares pre-forward split) on completion of the phase two work program subject to an independent engineering or geological report detailing work done on the property and recommending a third phase work program. In the event that a phase three work program was warranted, we would be required to issue Mr. Diakow a final allotment of 1,625,000 of our common shares (500,000 common shares pre-forward split) on completion of the phase 3 work program, subject to production of an independent engineering or geological report detailing work done on the property and recommending that the property be put into commercial production.

As noted, the option agreement (as amended) with respect to the Thibert Creek Properties also required that we incur exploration expenditures on those properties totalling $50,000. As required, $3,000 was spent prior to December 31, 2001, a further $17,000 must be spent on or before September 1, 2002 and an additional $30,000 must be spent on or before June 1, 2003.

In connection with the option agreement dated October 1, 2001, with respect to the Keefers Properties, we were required to pay to the optionor the sum of $7,500 on or before December 31, 2002. In addition, we wee required to issue to the optionor 325,000 common shares (100,000 common shares pre-forward split) upon the completion of a first phase of a work program on the property, 325,000 common shares (100,000 common shares pre-forward split) upon the completion of a second phase of a work program and 975,000 common shares (300,000 common shares pre-forward split) upon the completion of a third phase of a work program.

The Keefers option agreement also required that we incur exploration expenditures totalling $50,000, $10,000 of which is due on or before July 31, 2002 and $20,000 of which is due on or before December 31, 2002. A further $20,000 is due on or before July 31, 2003.

Proposed Business

To date we have not been successful in fully implementing our business plan in regards to our properties. As a result, we have decided not pursue any further development, or incur any further expenses, in regards to our mineral claims. Accordingly, we have been researching potential acquisitions or other suitable business partners which will assist us in realizing our overall business objectives. We felt that this was in the best interests of the company given the fact that it was unlikely that our properties had any realizable value.

On August 9, 2002, as amended September 6, 2002, we entered into an Agreement and Plan of Share Exchange (the "Share Exchange") with DKJ Technologies Inc., Storage Alliance Inc. ("Storage Alliance") and the Shareholders of DKJ Technologies Inc. and Storage Alliance (the "Shareholders").

DKJ Technologies Inc. is a private Nevada company which operates through its wholly owned subsidiary Storage Alliance, an Alberta Company. Storage Alliance maintains its principal executive offices at 725, 435 - 4th Avenue S.W., Calgary, Alberta, Canada, T2P 3A8. Storage Alliance provides data storage, content management, and business process outsourcing to the petroleum exploration and production industry, which primarily consists of the design, marketing, and deployment of content and storage management solutions and services for customers in upstream petroleum and other data-intensive industries (the "Storage Alliance Business").

Under the terms of the Share Exchange we have acquired 100% of the issued and outstanding shares of Storage Alliance from DKJ Technologies Inc., and all shares of Storage Alliance issuable upon conversion of outstanding shareholder loans. In consideration for acquiring all of the Storage Alliance shares we have agreed to issue an aggregate of 2,500,000 shares of our common stock to the Shareholders of DKJ Technologies Inc. and the Storage Alliance creditors. Each of the Shareholders and creditors has executed the Share Exchange agreement and consented to the share exchange and acquisition. Storage Alliance became our wholly-owned subsidiary as of September 19, 2002. We intend to issue the 2,500,000 shares of common stock, in reliance on Regulation S promulgated under the Securities Act of 1933, following the Change of Name becoming effective.

In conjunction with the Share Exchange and the closing of the acquisition, we entered into a private placement financing for gross proceeds of $235,000. The financing consisted of the issuance of 470,000 shares of our common stock at $0.50 per share, to one investor pursuant to the provisions of Regulation S promulgated under the Securities Act of 1933. At the closing of the acquisition and Share Exchange, we provided the proceeds from the private placement financing to Storage Alliance as working capital for use in the development of the Storage Alliance Business.

We had a total of 16,087,500 shares of common stock issued and outstanding immediately prior to the acquisition of Storage Alliance. The Share Exchange involves the cancellation of 8,587,500 shares of common stock, leaving 10,470,000 shares of common stock to be issued and outstanding, which includes the issuance of the 2,500,000 shares of our common stock pursuant to the Share Exchange, and the issuance of the 470,000 shares of our common stock pursuant to the private placement.

The following table lists, after (a) the issuance of the 2,500,000 shares of our common stock pursuant to the Share Exchange, (b) the issuance of 470,000 shares of common stock pursuant to the private placement, and (c) the cancellation of 8,587,500 shares of common stock, the number of shares of common stock that will be owned by (i) each person who owns of record, will own, or is known to beneficially own more than 5% of our outstanding shares of common stock, (ii) each of our directors and executive officers, and (iii) all of the our directors and executive officers as a group:

Name of Beneficial Holder	Number	Percent
Hilton Getz	Nil	Nil
Jeff Ascah	88,495	0.8%
All Officers and Directors as a Group ( 2 persons)	88,495	0.8%

As part of the acquisition, Jeff Ascah, the President of Storage Alliance, was appointed as a director and officer of the company, assuming the positions of President, Treasurer and Secretary, replacing Keith Ebert who has provided us with his resignation. In addition, Gerry Diakow has resigned from his position of Vice President of Exploration and Development.

STORAGE ALLIANCE

Development of Storage Alliance

Storage Alliance was incorporated on April 18, 2000 pursuant to the laws of the Province of Alberta, Canada. DKJ Technologies Inc. acquired all of the issued and outstanding shares of Storage Alliance on February 28, 2001. Storage Alliance commenced its current business operation in September of 2000 and began to generate revenues from operations in the first quarter of 2001.

Business of Storage Alliance

Storage Alliance's content management service provider model provides Web-based, integrated delivery of data, analytical applications, and storage and data management tools and services. The solution enables critical knowledge workers in the petroleum industry, geoscientists, to avoid spending substantial amounts of their time on mundane data management tasks and direct more time to their analytical core competency of exploration.

Storage Alliance's data storage utility services were designed for companies and content vendors seeking to protect and access mission-critical data via a secure and available offsite storage infrastructure. Storage Alliance's application hosting service similarly enables application vendors wanting to deliver web-accessible applications while avoiding the capital cost and management responsibility of the required infrastructure.

In the petroleum industry, seismic data libraries are now often measured in terabytes (one thousand gigabytes), creating perpetual data and content management challenges. Certain companies recognize that designing and managing increasingly complex storage solutions is not their core competency, and is best outsourced to an independent entity.

Generic data storage, content management, and business process solution providers lacking specific market expertise, are typically unable to fulfil customer needs in specific industries such as the petroleum exploration and production industry. Storage Alliance specializes in petroleum IT, seismic data, and storage.

Storage Alliance Products and Services

Part of Storage Alliance's content service provider ("CSP") model is a secure remote, web-accessible infrastructure to deliver data and applications to customers. Storage Alliance has invested in designing and building its hosting infrastructure and services, called LinkPort™.

Storage Alliance's established architecture and infrastructure is capable of hosting and "web-delivering" a range of software applications. While the company's CSP model directly targets upstream petroleum companies, Storage Alliance's LinkPort™ service targets application vendors that may not be part of Storage Alliance's CSP model, but wish to independently offer a web-based service to their existing or new customers. They wish to offer this service cost effectively, and do not want to undertake the technical challenges and cost of creating their own hosting infrastructure. This generic service is designed to fulfill the application hosting needs of vendors in a vertical market.

Storage Alliance offers two data storage utility services:

- DataPort™ Primary Storage: Fully managed on-demand, scalable primary storage (hard disk) capacity in a secure, managed environment for medium to large businesses on a pay-as-you-go basis.

- PortAge™ Backup and Restore: Fully managed on-demand, scalable secondary storage (online, near-line, tape; whatever is suitable for the customer's requirements).

The pricing for the storage utility services are charged on a per Gigabyte basis. In addition to data storage services, Storage Alliance also provides fee based content management and storage assessments, architecture planning, system implementation, and project management services.

Principal Shareholders and Security Ownership of Management

As of the Record Date, we had a total of 16,087,500 shares of Common Stock ($0.01 par value per common share) issued and outstanding.

The following table sets forth, as of the Record Date, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock, as well as by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(1)
Keith Ebert 2901 - 1201 Marinaside Crescent Vancouver, BC V6Z 2V2	8,125,000 common shares	50.50%
Jeff Ascah 725 - 435 4th Avenue, S.W. Calgary, AB T2P 3A8	Nil	Nil
Hilton Getz 1/3 Beresford Road Rose Bay, NSW 2029 Australia	Nil	Nil
Directors and Executive Officers as a Group	Nil	Nil

(1) Based on 16,087,500 shares of Common Stock issued and outstanding as of the Record Date. Except as otherwise indicated, we believe that the beneficial owners of the Common Stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

Amendment to the Corporation's Articles

On September 20, 2002, our board of directors approved, subject to receiving the approval of a majority of holders of its Common Stock, an amendment to our Articles of Incorporation to change the name of our corporation from "Cascadia Capital Corporation" to "Storage Alliance Inc.". In light of the proposed acquisition of Storage Alliance, our board of directors determined that a change of name was in the best interests of our corporation in order to more accurately reflect our future business. Shareholder approval for the name change was obtained by written consent of a majority of our stockholders on September 20, 2002 but the Change of Name will not become effective until not less than 20 days after this Information Statement is first mailed to holders of our Common Stock.

dissenters rights

Under Nevada law, holders of our Common Stock are not entitled to dissenter's rights of appraisal with respect to our proposed amendments to Cascadia's Articles of Incorporation in connection with the Change of Name.

Financial and Other Information

For more detailed information on the Share Exchange and our corporation, including financial statements, you may refer to our Form 10-KSB and Form 10-QSB, filed with the SEC. Copies of these documents were mailed to all shareholders of our corporation. Additional copies are available on the SEC's EDGAR database at www.sec.gov or by calling our secretary at (403) 699-8401.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned hereunto authorized.

October 7 , 2002

CASCADIA CAPITAL CORPORATION

By: /s/ Jeff Ascah

Jeff Ascah
President, Director and Secretary

APPENDIX  A

CERTIFICATE OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
CASCADIA CAPITAL CORPORATION

Pursuant to the provisions of NRS 78.385 and 78.390 Nevada Revised Statutes, this Nevada profit corporation adopts the following articles of amendment to its articles of incorporation:

1. Name of Corporation: CASCADIA CAPITAL CORPORATION

2. The Articles have been amended as follows (provide article numbers if available):

ARTICLE I

The name of this corporation is STORAGE ALLIANCE INC.

3. The vote by which the shareholders holding shares in the Corporation entitling them to exercise at least a majority of the voting power, or such greater portion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favour of the amendment is 54%.

4. Signatures

______________________________________
JEFF ASCAH, President & Secretary

This instrument was acknowledged before me on _________, 2002, by JEFF ASCAH, known or proved to be the person executing the above instrument.

___________________________
Notary Public